As filed with the Securities and Exchange Commission on January 17, 2017

Registration No. 333-115246

Registration No. 333-46734

Registration No. 333-82245

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-115246)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-46734)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-82245)

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SBA COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Florida	65-0716501
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

8051 Congress Avenue

Boca Raton, Florida 33487

(561) 995-7670

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SBA Communications Corporation 1996 Stock Option Plan

SBA Communications Corporation 1999 Employee Stock Purchase Plan

SBA Communications Corporation Amended and Restated 1999 Employee Stock Purchase Plan

SBA Communications Corporation 1999 Equity Participation Plan

Stock Option Agreement between SBA Communications Corporation and Robert M. Grobstein

(Full Titles of the Plan)

Thomas P. Hunt, Esq.

Executive Vice President, Chief Administrative Officer and General Counsel

8051 Congress Avenue

Boca Raton, Florida 33487

(561) 995-7670

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kara L. MacCullough, Esq.

Greenberg Traurig, P.A.

401 East Las Olas Boulevard Suite 2000

Fort Lauderdale, FL 33301

(954) 765-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

The registrant is filing these Post-Effective Amendments No. 1 (“Post-Effective Amendments”) to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) which have been previously filed with the Securities and Exchange Commission:

•	Registration No. 333-115246 originally covering 1,000,000 shares of the registrant’s Class A common stock in connection with the SBA Communications Corporation Amended and Restated 1999 Employee Stock Purchase Plan;

•	Registration No. 333-46734 covering 2,000,000 shares of the registrant’s Class A common stock in connection with the SBA Communications Corporation 1999 Equity Participation Plan; and

•	Registration No. 333-82245 originally covering 4,656,783 shares of the registrant’s Class A common stock in connection with the SBA Communications Corporation 1996 Stock Option Plan, SBA Communications Corporation 1999 Employee Stock Purchase Plan, 1999 Equity Participation Plan of SBA Communications Corporation Stock, and Option Agreement between SBA Communications Corporation and Robert M. Grobstein (collectively, the “Plans”).

In accordance with an undertaking made by the registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that have not been sold at the termination of the offering, the registrant hereby amends the Registration Statements to deregister any remaining securities registered and unsold under the Registration Statements. The securities are being removed from registration because the securities under the Plans referenced above are no longer being offered or sold pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on January 17, 2017.

SBA COMMUNICATIONS CORPORATION

By:	/s/Jeffrey A. Stoops
Jeffrey A. Stoops
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven E. Bernstein Steven E. Bernstein	Chairman of the Board of Directors	January 17, 2017

/s/ Jeffrey A. Stoops Jeffrey A. Stoops	Chief Executive Officer and President (Principal Executive Officer)	January 17, 2017

/s/ Brendan T. Cavanagh Brendan T. Cavanagh	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	January 17, 2017

/s/ Brian D. Lazarus Brian D. Lazarus	Chief Accounting Officer and Senior Vice President (Principal Accounting Officer)	January 17, 2017

/s/ Kevin L. Beebe Kevin L. Beebe	Director	January 17, 2017

/s/ Brian C. Carr Brian C. Carr	Director	January 17, 2017

/s/ Mary S. Chan Mary S. Chan	Director	January 17, 2017

/s/ Duncan H. Cocroft Duncan H. Cocroft	Director	January 17, 2017

/s/ George R. Krouse, Jr. George R. Krouse, Jr.	Director	January 17, 2017

/s/ Jack Langer Jack Langer	Director	January 17, 2017